EXECUTION COPY

STAMP DUTY WARNING: This Agreement and any related document or copy documents must not be taken into the Republic of Austria. In addition, this Agreement must not be executed in the United Kingdom or France, and must not be brought into the United Kingdom.
DATED 11 MARCH 2015

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.À R.L.
and
REYNOLDS GROUP HOLDINGS INC.
and
REYNOLDS GROUP HOLDINGS LIMITED
and
ONEX WIZARD ACQUISITION COMPANY GMBH
and
ONEX WIZARD US ACQUISITION II INC.
and
ONEX WIZARD ACQUISITION COMPANY I S.À R.L.

_____________________________________
DEED OF AMENDMENT
relating to a sale and purchase agreement
dated 23 November 2014
______________________________________

Slaughter and May
One Bunhill Row
London
EC1Y 8YY
(MDZ/NMP/TXON/JYL)
527344231

THIS DEED OF AMENDMENT is made 11 March 2015
PARTIES:

1.
Beverage Packaging Holdings (Luxembourg) III S.à r.l., a Luxembourg société à responsabilité limitée, whose registered office is at 6C, Rue Gabriel Lippmann, L-5365 Munsbach, Luxembourg (registered with the Register of Commerce and Companies of Luxembourg under number B128135);

2.
Reynolds Group Holdings Inc., whose registered office is at CT Corporation, 1209 Orange Street, Wilmington, Delaware 19801, United States and whose trading address is 1900 West Field Court, Lake Forest, Illinois 60045, United States (registered in Delaware with file number 4730684);

3.	Reynolds Group Holdings Limited whose registered office is at Level 9, 148 Quay Street, Auckland 1010, New Zealand (registered in New Zealand with number 1812226);

4.	Onex Wizard Acquisition Company GmbH whose registered office is at c/o OBT AG, Rheinweg 9, 8200 Schaffhausen, Switzerland (registered in Switzerland with number CHE-462.423.334);

5.
Onex Wizard US Acquisition II Inc. whose registered office is at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, United States (registered in Delaware with file number 5630730);

AND

6.
Onex Wizard Acquisition Company I S.à r.l., a Luxembourg société à responsabilité limitée, whose registered office is at 291 route d’Arlon, L-1150 Luxembourg (registered with the Register of Commerce and Companies of Luxembourg under number B191828).

BACKGROUND

(A)
The parties entered into a sale and purchase agreement on 23 November 2014 for the sale and purchase of shares in SIG Combibloc Group AG, interests in SIG Holding USA, LLC and receivables owed to Beverage Packaging Holdings (Luxembourg) III S.à r.l (the “Original SPA”).

(B)	The parties now wish to amend the Original SPA in accordance with the terms of this Deed.
IT IS AGREED as follows:

1.	Amendment of Original SPA

1.1
The Original SPA shall be amended by deleting section 3b (Net External Cash adjustment) of Part F (Form of Completion Statement) of Schedule 6 (Completion Accounts) in its entirety and replacing it with the following:

“3b. Net External Cash adjustment

Cash and cash equivalents (6a)	[●]	From the Combined Balance Sheet (Part D).

Accrued interest (6b)	[●]	From COGNOS account 1462, to the extent that the balance is attributable to cash and cash equivalents.

Assets from marked to market value of derivatives (6c)	[●]	From COGNOS accounts 1410 and 1130.

[JV Cash Shortfall (6d)	[●]	The amount (if any) by which the JV Cash Amount is less than the JV Cash Reference Amount]

External Cash Value (6)	[●]	Equal to item 6a plus item 6b plus item 6c [plus item 6d].

Bank credits (7a)	[●]	From COGNOS account 2540

Bills of exchange (7b)	[●]	From COGNOS account 2545

Short term loans from financial leases (7c)	[●]	From COGNOS account 2551

Long term loans from financial leases (7d)	[●]	From COGNOS account 2530

Short term loans other third parties (7e)	[●]	From COGNOS account 2550

Long term loans other third parties (7f)	[●]	From COGNOS account 2525

Accrued interest (7g)	[●]	From COGNOS account 2716

Liabilities from marked to market value of derivatives (7h)	[●]	Debt-Like Item; From COGNOS accounts 2675 and 2582.

Liabilities from accrued but unpaid dividends (7i)	[●]	Debt-Like Item

Costs from refinancings (7j)	[●]	Debt-Like Item

Net Pension Liabilities and Swiss Plans Agreed Amount (7k)	[●]	Debt-Like Item

Jubilee provisions, etc (7l)	[●]	Debt-Like Item

Restructuring costs (7m)	[●]	Debt-Like Item

Net invoice discounting liability (7n)	[●]	Debt-Like Item

Xinglong environmental costs (7o)	[●]	Debt-Like Item

[JV Cash Excess (7p)	[●]	The amount (if any) by which the JV Cash Amount exceeds the JV Cash Reference Amount]

External Debt Value (7)	[●]
Equal to item 7a plus item 7b plus item 7c plus item 7d plus item 7e plus item 7f plus item 7g plus item 7h plus item 7i plus item 7j plus item 7k plus item 7l plus item 7m plus item 7n plus item 7o [plus item 7p].

Net External Cash [Excess/(Shortfall)] (8)	[●]	Equal to item 6 minus item 7. If the Net External Debt Value is greater than the External Cash Value (i.e. there is a Net External Cash Shortfall), insert as a negative number.”

1.2	The Original SPA shall be amended by deleting sub-paragraph 2(J) of Part H (Specific accounting policies) of Schedule 6 (Completion Accounts) in its entirety and replacing it with the following:

“(J)
so that, in the calculation of "Accruals for overtime, bonuses, etc", no amounts in respect of the following shall be included: (i) jubilee provisions related to the European region and group functions of the SIG Group (excluding the Joint Ventures); (ii) partial retirement plans related to the European region of the SIG Group (excluding the Joint Ventures); (iii) the current portion of long service leave related to the Global Board Making operation; and (iv) the Transaction Expenses;”

1.3	The Original SPA shall be amended by deleting sub-paragraph 5.1(A) of Schedule 15 (Earn-out Accounts) in its entirety and replacing it with the following:

“(A)
by giving written notice to Onex Wizard Acquisition Company III S.à r.l (or to any successor entity which manages the business of the SIG Group from time to time) (the “SIG Management Company”), to appoint (and to remove and replace such appointee) and maintain:

(i)
either (at the option of the Sellers’ Guarantor) one: (a) manager (or equivalent officer); or (b) board observer (which observer shall, for the avoidance of doubt, have the right to attend all meetings of the board of managers (or equivalent body) of the SIG Management Company), to the board of managers (or equivalent body) of the SIG Management Company (at the Sellers’ Guarantor’s cost and expense); and

(ii)
either (at the option of the Sellers’ Guarantor) one: (a) member (or equivalent officer); or (b) board observer (which observer shall, for the avoidance of doubt, have the right to attend all meetings of the advisory board (or equivalent body) of the SIG Management Company), to the advisory board (or equivalent body) of the SIG Management Company (at the Sellers’ Guarantor’s cost and expense);”

1.4	The Original SPA shall be amended by deleting sub-paragraph 5.1(B) of Schedule 15 (Earn-out Accounts) in its entirety and replacing it with the following:
“(B)    to receive:

(i)	all notices of meetings of the board of managers (or equivalent body) and of the advisory board (or equivalent body) of the SIG Management Company;

(ii)
all material which is provided to the managers (or equivalent officers) of the SIG Management Company or to the members of the advisory board (or equivalent body) of the SIG Management Company, in each case in their capacity as such; and

(iii)
to the extent not included in the materials provided pursuant to paragraph 5.1(B)(i), to the monthly management reports, chief executive officer commentary and budgets for the Financial Year 2015 and Financial Year 2016 in respect of the SIG Group; and”

1.5	The Original SPA shall be amended by deleting sub-paragraph 5.3 of Schedule 15 (Earn-out Accounts) in its entirety and replacing it with the following:

“5.3
The Purchasers shall procure that the SIG Management Company shall provide to any person appointed as a manager (or equivalent officer) to the board of managers (or equivalent body) or as a member of the advisory board (or the equivalent body), in each case pursuant to the terms of paragraph 5.1, directors’ and officers’ insurance commensurate with the appointment and the size and nature of the business of the SIG Group.”

1.6	The Original SPA shall be amended by deleting Attachment 5 (Pension Schemes) in its entirety and replacing it with the Annex to this Deed.

1.7
The amendments to the Original SPA provided herein shall take effect from the date of the Original SPA (being 23 November 2014) as if agreed on that date. Save as provided therein, the Original SPA shall remain in full force and effect in accordance with its terms. The Original SPA is to be read in conjunction with this Deed and references in the Original SPA to “this Agreement” and like terms, or to any other provision of the Original SPA, shall be construed as a reference to the Original SPA, or to such provision, as amended by this Deed.

2.	GENERAL

2.1
Clauses 1 (Interpretation), 21 (Assignment), 24 (Notices), 25 (Announcements), 26 (Confidentiality), 27 (Costs and expenses) 28 (Counterparts), 29 (Invalidity), 30 (Contracts (Rights of Third Parties) Act 1999), 31 (Language), 32 (Choice of governing law), 33 (Jurisdiction), 34 (Agent for service of Selling Parties), 35 (Agent for service of Purchasing Parties), 36 (Place of performance) and 37 (Execution as a deed) of the Original SPA shall apply to this Deed as if such clauses were set out in full herein and on the basis that references in such clauses to the Original SPA shall be construed as references to this Deed.

IN WITNESS of which this document has been executed and delivered as a deed on the date which appears on the front page of this document.

Executed as a deed by Beverage Packaging Holdings (Luxembourg) III S.à r.l. acting by
Helen Golding
who, in accordance with the laws of Luxembourg and the authority and signatory power granted by the board of managers of Beverage Packaging Holdings (Luxembourg) III S.à r.l., is/are authorised to validly represent Beverage Packaging Holdings (Luxembourg) III S.à r.l. under his/her/their signature(s)
) ) ) ) ) ) ) ) ) ) ) )	…//s//Helen Golding……………………….. (Authorised signatory(ies))

Executed as a deed by Reynolds Group Holdings Inc. acting by Helen Golding who, in accordance with the laws of Delaware, is/are acting under the authority of Reynolds Group Holdings Inc.	) ) ) ) ) ) )	…//s//Helen Golding……………………….. (Authorised signatory(ies))

Executed as a deed by Reynolds Group Holdings Limited acting by Helen Golding who, in accordance with the laws of New Zealand, is/are acting under the authority of Reynolds Group Holdings Limited	) ) ) ) ) ) )	…//s//Helen Golding……………………….. (Authorised signatory(ies))

Executed as a deed by Onex Wizard Acquisition Company GmbH acting by
John T. McCoy
who, in accordance with the laws of Switzerland and the authority and signatory power granted by the board of managers of Onex Wizard Acquisition Company GmbH, is/are authorised to validly represent Onex Wizard Acquisition Company GmbH under his/her/their signature(s)
) ) ) ) ) ) ) ) ) ) )	…//s//John T. McCoy..……………………….. (Authorised signatory(ies))

Executed as a deed by Onex Wizard US Acquisition II Inc. acting by Joshua Hausman who, in accordance with the laws of Delaware, is/are acting under the authority of Onex Wizard US Acquisition II Inc.	) ) ) ) ) ) )	…//s//Joshua Hausman…………………….. (Authorised signatory(ies))

Executed as a deed by Onex Wizard Acquisition Company I S.à r.l. acting by
Jean R. Lemaire
who, in accordance with the laws of Luxembourg and the authority and signatory power granted by the board of managers of Onex Wizard Acquisition Company I S.à r.l., is/are authorised to validly represent Onex Wizard Acquisition Company I S.à r.l. under his/her/their signature(s)
) ) ) ) ) ) ) ) ) ) )	…//s//Jean R. Lemaire……………………….. (Authorised signatory(ies))

ANNEX
Attachment 5
(Pension Schemes)

Country	Name	Type	Funding type
Australia	No formal plan name	Retirement – defined contribution (mandatory)	Funded
Austria	Combibloc GmbH &Co KG, Austria - Pension Plan	Retirement – defined benefit	Unfunded
Austria	Combibloc GmbH &Co KG, Austria - Termination Indemnity Plan	Retirement – defined benefit	Unfunded
Brazil	Plano de Aposentadoria SIGPREV KR	Retirement – defined contribution	Funded
France	Combibloc France	Retirement – defined benefit	Unfunded
Canada	RBC Group Savings Plan	Retirement – defined contribution	Funded
China	No formal plan name	Retirement – defined contribution (Mandatory)	Funded
Germany	Combibloc GmbH, Germany (Hauptabteilungs-leiterzusage, Abteilungs-leiterzusage)	Retirement – defined benefit	Unfunded
Germany	SIG 100 Combibloc GmbH, Linnich – Aufbauplan deferred contributions Guarantee and Fund	Retirement – defined contribution	Funded
Germany	SIG 100 Combibloc GmbH, Linnich - Deferred Compensation Plan	Retirement – defined contribution	Unfunded
Germany	Combibloc GmbH Germany Unterstützungskasse (2,47 € Zusage)	Retirement – defined benefit	Unfunded
Germany	Combibloc Systems, Germany	Retirement – defined benefit	Unfunded
Germany	Information Technology, Germany	Retirement – defined benefit	Unfunded
Germany	International Services, Germany	Retirement – defined benefit	Unfunded
Germany	SIG 164 Combibloc Systems GmbH, Linnich - Aufbauplan	Retirement – defined benefit	Funded
Germany	SIG 164 Combibloc Systems GmbH, Linnich - Deferred Compensation Plan	Retirement – defined benefit	Unfunded
Germany	SIG 163 Combibloc Zerspanungstechnik	Retirement – defined benefit	Unfunded
Germany	Euro Holding Germany	Retirement – defined benefit	Funded

Germany	SIG 802 Euro Holding AG & Co KGaA, Waldshut-Tiengen	Retirement – defined benefit	Unfunded
Germany	Euro Holding Germany (ex Plastics Holding) - Unfunded	Retirement – defined benefit	Unfunded
Germany	Combibloc Allianz Aufbauplan	Retirement – defined benefit	Funded
Germany	SIG 505 International Services GmbH, Linnich - Deferred Compensation Plan	Retirement – defined benefit	Funded
Germany	SIG 505 International Services GmbH, Linnich - MIFIVE	Retirement – defined benefit	Unfunded
Germany	Defined Contribution/ Capped Pension Plan (post 2007)	Retirement – defined contribution	Unfunded
Germany	Deferred comp plan described as "insured by HDI Gerling"	Retirement – defined contribution	Funded
Germany	Defined contribution plan, employer-financed (Jauch&HübnerUnterstützungskasse)	Retirement – defined contribution	Funded
Indonesia	Jamsostek	Retirement – defined contribution (Mandatory)	Funded
Netherlands	Nationale Nederlanden	Retirement – defined benefit	Fully Insured
New Zealand	Carter Holt Harvey Retirement Plan	Retirement – defined benefit	Funded
New Zealand	Whakatane Mill Super	Retirement – defined contribution	Funded
New Zealand	Kiwisaver	Retirement – defined contribution (Mandatory)	Funded
Spain	No formal plan name	Retirement – defined contribution	Insured
Sweden	No formal plan name	Retirement – defined contribution	Funded
Switzerland	SIG Pensionskasse	Retirement – defined benefit	Funded
Taiwan	SIG Combibloc Taiwan, Ltd	Retirement – defined benefit	Funded
Taiwan	SIG Combibloc Taiwan, Ltd	Retirement – defined benefit	Funded
Thailand	No formal plan name	Retirement – defined benefit	Unfunded
Thailand	Severance Pay Plan	Retirement – defined benefit (mandatory)	Unfunded
Thailand	The Provident Fund Thai Panich Permpol1	Retirement – defined contribution (mandatory)	Funded
United Kingdom	Standard Life Assurance Company Group Personal Pension Plan	Retirement – defined contribution	Funded

USA	SIG Holding USA, Inc. Employees Pension Plan	Retirement – defined benefit	Funded
USA	Evergreen Packaging 401(k) plan	Retirement – defined contribution	Funded